Exhibit 23.2

Independent Auditor’s Consent

The Board of Directors
Black Diamond, Inc.:

We consent to the use of our report dated March 15, 2011, with respect to the consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows of Black Diamond Equipment, Ltd. and subsidiaries for the period from July 1, 2009 to May 28, 2010, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP
Salt Lake City, Utah
August 15, 2011